As filed with the Securities and Exchange Commission on January 4, 2002
                                                   Registration No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            -----------------------

                           Deltic Timber Corporation
             (Exact name of registrant as specified in its charter)

          Delaware                      0811, 2421               71-0795870
(State or other jurisdiction   (Primary Standard Industrial   (I.R.S. Employer
     of incorporation or        Classification Code Number)  Identification No.)
        organization)

                              210 East Elm Street
                                 P.O. Box 7200
                            El Dorado, AR 71731-7200
                                 (501) 881-9400
                    (Address of principal executive offices)

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                                 THRIFT PLAN OF
                           DELTIC TIMBER CORPORATION

                            (Full title of the plan)

                            -----------------------

                                W. Bayless Rowe
                                General Counsel
                              210 East Elm Street
                              Post Office Box 7200
                            El Dorado, AR 71731-7200
                                 (501) 881-6409
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
                                 Andrew Stumpff
                             Davis Polk & Wardwell
                              450 Lexington Avenue
                               New York, NY 10017
                                 (212) 450-4000

                                            CALCULATION OF REGISTRATION FEE

                                                                      Proposed Maximum   Proposed Maximum
                                                     Amount to be      Offering Price       Aggregate            Amount of
Title of Securities to be Registered               Registered(1)(2)      Per Share        Offering Price     Registration Fee(3)
=================================================================================================================================
Deltic Timber Corporation Common Stock par value       250,000            $27.40            $6,850,000           $1,637.15
   $.01 per share(4)
=================================================================================================================================

(1) Plus an indeterminate number of additional shares which may be offered or issued to prevent dilution from stock splits, stock dividends or similar transactions.
(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Thrift Plan of Deltic Timber Corporation.
(3) Estimated pursuant to Rules 457(h) and 457(c) of the Securities Act solely for the purpose of computing the registration fee, based on the average of the high and low prices of the securities being registered hereby on the New York Stock Exchange on December 28, 2001.
(4) This Registration Statement also pertains to Rights to Purchase one one-hundredth of a share of Series A Preferred Stock, par value $1.00 per share, of the Registrant (the "Rights"). Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates for Deltic Timber Corporation Common Stock and will be transferred along with and only with such securities. Thereafter, separate Rights certificates will be issued representing one Right for each share of Deltic Timber Corporation Common Stock held subject to adjustment pursuant to anti-dilution provisions.
===============================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information specified by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this Registration Statement as required by Rule 428(b)(1).


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents previously filed with the Securities and Exchange Commission (the "Commission") by Deltic Timber Corporation (the "Registrant") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") (Commission 1934 Act File Number 1-12147), are incorporated by reference herein:

     (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as amended on April 12, 2001 and June 29, 2001, and the Registrant's Quarterly Reports on Form 10-Q for each of the quarters ended March 31, 2001, June 30, 2001, and September 30, 2001.

     (2) The Registrant's Annual Report on Form 11-K included in the Registrant's Form 10-K/A-1 filed on June 29, 2001.

     (3) All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment (i) which indicates that all securities offered herein have been sold or (ii) which deregisters all securities then remaining unsold.

     (4) The description of the Registrant's common stock $0.01 par value ("Common Stock" or "Shares") and of the Rights, each contained in the Registrant's registration statement on Form 10 as declared effective on December 5, 1996, filed under the Exchange Act, including any amendment thereto or report filed for the purpose of updating either of such descriptions ("Form 10").

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  DESCRIPTION OF SECURITIES

     Not applicable, see Item 3(4) above.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     None.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Reference is made to section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. The Registrant's certificate of incorporation eliminates the liability of directors to the fullest extent permitted by Delaware law.

     Reference is made to section 145 of the DGCL which provides that a corporation may indemnify directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation (a "derivative action")) if they act in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be indemnification that may be granted by a corporation's charter, bylaws, disinterested director vote, stockholder vote, agreement or otherwise. The Registrant's certificate of incorporation provides for indemnification of its directors and officers, to the fullest extent permitted by Delaware law.

     In addition, the Registrant has purchased and maintains directors' and officers' liability insurance.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

Item 8.  EXHIBITS

       4.01 Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996).*

       4.02 Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996).*

       5(a)   Opinion of Davis Polk & Wardwell.

       5(b) The Registrant has submitted the Thrift Plan of Deltic Timber Corporation to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the plan.

     23.01    Consent of Independent Public Accountants - KPMG LLP.

     23.02 Consent of Davis Polk & Wardwell (included in their opinion filed as Exhibit 5(a)).

     24       Powers of attorney.

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*   Incorporated by reference.


Item 9.  UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Dorado, State of Arkansas, on January 2, 2002.


                                           DELTIC TIMBER CORPORATION


                                           By: /s/ W. Bayless Rowe
                                              ----------------------------------
                                              W. Bayless Rowe
                                              Vice President
                                              General Counsel and Secretary


     Pursuant to the requirements of the Securities Act, the plan administrator of the Thrift Plan of Deltic Timber Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Dorado, State of Arkansas, on January 2, 2002.


                                           DELTIC TIMBER CORPORATION


                                           By: /s/ W. Bayless Rowe
                                              ----------------------------------
                                              W. Bayless Rowe
                                              Member of Pension, Investment and
                                              Employee Benefits Committee of
                                              Deltic Timber Corporation

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed this 2nd day of January, 2002 by the following persons in the following capacities.

               Signature                                   Title
-------------------------------------------   ---------------------------------

           *
-------------------------------------------
Robert C. Nolan                               Chairman of the Board of Directors


           *
-------------------------------------------
O.H. Darling, Jr.                             Director


           *
-------------------------------------------
R. Hunter Pierson, Jr.                        Director


           *
-------------------------------------------
Rev. Christoph Keller, III                    Director


           *
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Alex R. Lieblong                              Director


           *
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R. Madison Murphy                             Director


           *
-------------------------------------------
J. Thurston Roach                             Director


           *
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John C. Shealy                                Director


           *
-------------------------------------------   President, Chief Executive Officer
Ron L. Pearce                                 and Director



           *
-------------------------------------------
Emily R. Evers                                Controller


           *
-------------------------------------------   Vice President
W. Bayless Rowe                               General Counsel and Secretary



           *
-------------------------------------------   Vice President, Finance and
Clefton D. Vaughan                            Administration, Treasurer



           *
-------------------------------------------
David V. Meghreblian                          Vice President, Operations

* By: /s/ Ron L. Pearce
     -------------------------------------------
     Ron L. Pearce
     Attorney-in-Fact

     Date: January 2, 2002


* By: /s/ Clefton D. Vaughan
     -------------------------------------------
     Clefton D. Vaughan
     Attorney-in-Fact

     Date: January 2, 2002


* By: /s/ W. Bayless Rowe
     -------------------------------------------
     W. Bayless Rowe
     Attorney-in-Fact

     Date: January 2, 2002

                               INDEX TO EXHIBITS

Exhibit
Number             Exhibit
-------            -------
  4.01             Amended and Restated Certificate of Incorporation of the
                   Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996).*

  4.02 Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31,
                   1996).*

  5(a)             Opinion of Davis Polk & Wardwell.

  5(b) The Registrant has submitted the Thrift Plan of Deltic Timber Corporation to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the plan.

 23.01             Consent of Independent Public Accountants - KPMG LLP.

 23.02 Consent of Davis Polk & Wardwell (included in their Opinion filed as Exhibit 5(a)).

 24                Powers of attorney.


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* Incorporated by reference.